UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2015

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	777 Old Saw Mill River Road, Tarrytown, New York	10591
	(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2015, Progenics Pharmaceuticals, Inc. (the "Company") announced that Patrick Fabbio, age 48, will become the Company's new Chief Financial Officer, effective immediately.
Mr. Fabbio has over 20 years of financial experience in the healthcare sector at both publicly-traded and privately-held companies.  Most recently, Mr. Fabbio served this year as Chief Financial Officer of electroCore Medical, LLC (a U.S.-based electroceutical healthcare company), where he developed the corporate finance strategy supporting additional financing in preparation for FDA approval and launch.   Mr. Fabbio is also the former Vice President, Global Corporate Finance at NPS Pharmaceuticals, Inc. ("NPS"), a pharmaceuticals company specializing in treatments for rare diseases.  At NPS, Mr. Fabbio built the finance organization to support the company's evolution to a commercially-integrated company supporting global marketing of its lead product, Gattex®.   Prior to joining NPS in 2012, Mr. Fabbio served as Vice President, Finance, Innovation, and Growth at Catalent Pharma Solutions Inc., a global pharmaceutical development and manufacturing services provider, where he managed investments in the product portfolio, executed multiple business transactions and oversaw alliance management.  From 2009 to 2010, he was the Chief Financial Officer at Ikano Therapeutics, a specialty pharmaceutical company, where he successfully managed the company's allocation of resources, extending the company's cash runway to a strategic exit.  From 1998 to 2009, he held various roles of increasing responsibility in finance, corporate development and commercial operations, at Sanofi, a multinational pharmaceutical company, rising to Senior Director, U.S. Life Cycle Management and Base Business.  Prior to Sanofi, he held positions at UniPath Diagnostics, BioMatrix and Coopers & Lybrand.  Mr. Fabbio received his M.B.A. from the New York University, Stern School of Business and is a Certified Public Accountant.
Mr. Fabbio's offer letter with the Company provides for (i) a starting annual base salary of $350,000; (ii) eligibility to participate in the Company's annual cash incentive plan, with a target bonus opportunity equal to 35% of base salary; and (iii) subject to approval by the Compensation Committee of the Company's Board of Directors, a new hire equity award to be granted on or about December 1, 2015, consisting of 125,000 options to purchase common stock of the Company, subject to vesting in equal annual installments over a five-year period, with the exercise price of the options to equal the closing price of the Company's common stock on the grant date.
There are no family relationships between Mr. Fabbio and any other director or executive officer of the Company.
A copy of the press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Vice President - Finance & Treasurer
(Principal Financial and Accounting Officer)

Date: November 18, 2015